                                                                       EXHIBIT 2

     STOCKHOLDERS AGREEMENT, dated as of June 19, 1997, among Gateway 2000, Inc., a Delaware corporation ("Purchaser"), Deuce Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Wearnes Technology (Private) Limited, Eugene Lu, Chun Win Wong and Philip A. Harding (each, a "Stockholder").

     WHEREAS, Purchaser and Merger Sub propose to enter into simultaneously herewith an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, whether or not such Merger Agreement shall be in effect from time to time), with Advanced Logic Research, Inc., a Delaware corporation (the "Company"), which contemplates, among other things, that Purchaser or Merger Sub will commence a tender offer (as modified from time to time as permitted by the Merger Agreement, the "Offer") for all of the outstanding shares of common stock, $.01 par value, of the Company ("Company Common Stock"); and that Merger Sub will merge with the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger");

     WHEREAS, as of the date hereof, each Stockholder owns (either beneficially or of record) the number shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (all such shares owned by the Stockholders and any shares hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares"); and

     WHEREAS, as a condition to the willingness of Purchaser to enter into the Merger Agreement, Purchaser has requested that each Stockholder agree, and in order to induce Purchaser to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                    OPTION

     SECTION 1.1 Grant of Options.  Each Stockholder hereby grants to Purchaser
                 ----------------
an irrevocable option (each, an "Option") to purchase, subject to the terms and conditions described herein, such Stockholder's Shares at a price per Share equal to $15.50 (the "Purchase Price"). Each Stockholder agrees to (i) deliver one or more certificates evidencing all of the Shares owned (either beneficially or of record) as of the date hereof (together with any replacement certificates or certificates reflecting additional Shares hereafter acquired, the "Share Certificates") to Purchaser for placement of an appropriate legend reflecting this Agreement; (ii) keep the Share Certificates at all other times during the term of this Agreement prior to exercise of the Option to purchase such Shares in the safekeeping of the Depositary for the Offer; and (iii) obtain the agreement of the Depositary in form acceptable to Purchaser to notify Purchaser five business days prior to the date such Share Certificates are to be removed from Depositary's safekeeping.

     SECTION 1.2  Exercise of Option.
                  ------------------

     (a) The Purchaser may exercise any or all of the Options in whole or in part at any time and from time to time that is both (x) after termination of the Merger Agreement pursuant to Section 8.1(c), 8.1(d) (relating to a breach of Section 6.1(b) or Section 6.3) or Section 8.1(f) or if the Purchaser shall terminate the Offer because the Minimum Condition is not satisfied and at or prior to such time the Company has received one or more proposals for a Competing Transaction which at the time of such occurrence has not been absolutely and unconditionally withdrawn or abandoned and (y) before termination of this Agreement. In the event Purchaser wishes to exercise an Option, Purchaser shall send a written notice to each Stockholder whose Shares are being purchased (each a "Selling Stockholder") specifying the place, date and time for the closing of such purchase (each an "Option Closing"). Purchaser's obligation to purchase the Shares upon any exercise of any Option shall be subject to (i) each of the representations and warranties of the Selling Stockholder contained in this Agreement was when made on the date of this Agreement true and correct and is true and correct as of the time of the Option Closing as though made on and as of the time of the Option Closing, (ii) the Selling Stockholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Option Closing, (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or Order that is then in effect and has the effect of prohibiting the purchase of the Shares. Upon request of Purchaser, each Stockholder shall promptly take, or cause to be taken, after the date hereof, all action required to effect all necessary filings by such Stockholder under the HSR Act and shall cooperate with the Purchaser with respect to its filing obligations.

     (b) At any Option Closing, each Selling Stockholder will deliver to Purchaser a certificate as to the satisfaction of conditions (i), (ii) and (iv) of the penultimate sentence of Section 1.2(a), and Purchaser will deliver to such Selling Stockholder a certificate of an officer of Purchaser certifying the truth and correctness of Purchaser's representations and warranties contained in this Agreement as if made on the date of the Option Closing.

     SECTION 1.3  Purchase of Shares.
                  ------------------

     (a) At any Option Closing, (i) Purchaser shall pay the aggregate Purchase Price for the Shares then being purchased from each Selling Stockholder by certified or cashier's check or wire transfer, as determined solely by Purchaser, and (ii) each Selling Stockholder shall deliver, or cause to be delivered, to Purchaser one or more Share Certificates evidencing such Stockholder's Shares then being sold, and such Stockholder agrees that such Shares shall be transferred free and clear of all Encumbrances (as defined in Section 7.1(c) below). All such Share Certificates shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of such Selling Stockholder thereon guaranteed, and with all applicable taxes paid (including any tax stamps attached).

     (b) If Purchaser shall exercise any Option pursuant to this Agreement, and without additional consideration, each Selling Stockholder shall execute and deliver further transfers, assignments, endorsements, consents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including the transfer of any and all of such Selling Stockholder's Shares sold to Purchaser and the release of any and all Encumbrances covering such Shares.

     SECTION 1.4  Certain Option Adjustments.  In the event of any dividend or
                  --------------------------
distribution on the Company Common Stock or any change in the issued and outstanding shares of Company Common Stock by reason of any stock dividend, split-up, combination, recapitalization, merger or other change in the corporate or capital structure of the Company, Purchaser shall be entitled to receive, upon exercise of the Option and upon payment of the Purchase Price, the stock or other securities, cash or property which each Selling Stockholder received (which consideration shall be escrowed with the Depositary during the term of this Agreement on terms satisfactory to Purchaser) or is entitled to receive as a consequence of such dividend, distribution or change.

     SECTION 1.5  Termination. This Agreement shall terminate upon the earlier
                  -----------
of (i) the effective time of the Merger, (ii) the date three months after termination of the Merger Agreement or October 15, 1997, if later, and (iii) the termination of the Merger Agreement by the Company solely in accordance with the provisions of Sections 8.1(a), (e) or (g) of the Merger Agreement and is not then terminable pursuant to any other provision of Section 8.1 of the Merger Agreement (the "Termination Date"). In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either Purchaser or any Stockholder under this Agreement; provided the foregoing provisions shall not limit the liability of any party for breach of this Agreement prior to such termination.

                                   ARTICLE II

                                VOTING AGREEMENT

     SECTION 2.1  Voting Agreement.  Each Stockholder hereby agrees that, at any
                  ----------------
meeting of the stockholders of the Company, however called, or in connection with any written consent of the holders of shares of Company Common Stock, the Stockholder shall vote the Shares (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and any other actions required in furtherance thereof and hereof and (b) against any Competing Transaction and any actions in furtherance thereof for a period ending three months after the termination of the Merger Agreement or October 15, 1997, if later.

     SECTION 2.2  Irrevocable Proxy.  Each Stockholder hereby irrevocably
                  -----------------
constitutes and appoints Purchaser and its officers, and each of them, as its attorney and proxy pursuant to the provisions of Section 212(c) of the Delaware General Corporation Law ("DGCL"), with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on, and only on, the matters described in Section 2.1 and to execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of such Stockholder set forth in this Agreement and each of the transactions contemplated by this Agreement or the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, SUBJECT TO SECTION 1.5, AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to such Stockholder's Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of a Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.

                                  ARTICLE III

                              AGREEMENT TO TENDER

      SECTION 3.1   Agreement to Tender.  Each Stockholder hereby agrees that,
                    -------------------
if Purchaser or Merger Sub commences the Offer, such Stockholder will tender, or cause to be tendered, all of the Shares then beneficially owned by such Stockholder to Purchaser or Merger Sub, as applicable, as soon as practicable (and in any event within five business days) after the commencement of the Offer in accordance with the terms and conditions of the Offer. Each Stockholder further agrees that it will not withdraw such tendered Shares unless the Offer is terminated by Purchaser or Merger Sub, as applicable. Each Stockholder will be entitled, upon consummation of the Offer subject to and in accordance with the Offer's terms and conditions, to receive an amount equal to the Merger Consideration with respect to its tendered Shares.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1  Representations and Warranties of the Stockholders.  Each
                  --------------------------------------------------
Stockholder, severally and not jointly, represents and warrants to each of Purchaser and Merger Sub as follows:

     (a) Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has the requisite power and authority (whether corporate or otherwise) to enter into and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by Purchaser, is a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or similar organizational document of such Stockholder (in the case of Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order (collectively, "Laws") of any Governmental Authority applicable to such Stockholder or by which any of its assets are bound (subject to the required consents referenced in Section 4.1(c)), or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance on any of the assets of such Stockholder pursuant to, any contract or other instrument to which such Stockholder is a party or by which such Stockholder or (if such Stockholder purports to be a corporation) any of its subsidiaries or any of their respective assets are bound, except for any thereof that could not reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder and except for any Encumbrances created hereby.

     (c) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority based on any Laws of any Governmental Authority, except (i) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the

Securities and Exchange Commission (the "SEC") thereunder (collectively, the "Exchange Act"), and the HSR Act; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder.

     (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Authority to which such Stockholder or its assets are subject that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder.

     (e) Such Stockholder owns beneficially and of record the shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (with respect to such Stockholder, the "Existing Shares"). The Existing Shares constitute all the shares of Company Common Stock owned beneficially and of record by such Stockholder. Such Stockholder has sole voting power, sole power of disposition and all other stockholder rights with respect to all of its Existing Shares, with no restrictions, other than restrictions on disposition pursuant to applicable securities laws, on such Stockholder's rights of voting or disposition pertaining thereto. Such Stockholder has good and valid title to all its Existing Shares, free and clear of all Encumbrances (other than any Encumbrances created hereby) and, when delivered by such Stockholder to Purchaser upon exercise of the Option, good and valid title in and to such Existing Shares will be transferred to the Purchaser free and clear of all Encumbrances.

     SECTION 4.2  Representations and Warranties of Purchaser.  Purchaser
                  -------------------------------------------
represents and warrants to each Stockholder as follows:

     (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite corporate power and authority to enter into and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser and no other proceedings on the part of Purchaser are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming its due authorization, execution and delivery by each Stockholder, is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     (b) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Purchaser, (ii) conflict with or violate any Laws of any Governmental Authority applicable to Purchaser or by which any of its assets are bound (subject to the required consents referenced in Section 4.2(c)), or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance on any of the assets of Purchaser pursuant to any contract or other instrument to which Purchaser is a party or by which Purchaser or any of its assets are bound, except for any thereof that could not reasonably be expected to impair the ability of Purchaser to perform its obligations hereunder.

     (c) The execution and deliver of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require Purchaser to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority based on any Laws of any Governmental Authority, except (i) the Exchange Act and the HSR Act; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to impair the ability of Purchaser to perform its obligations hereunder.

                                   ARTICLE V

                          COVENANTS OF THE STOCKHOLDER

     SECTION 5.1  "No Shop".  Each Stockholder shall immediately cease and cause
                   -------
to be terminated all existing discussions or negotiations relating to a Competing Transaction, other than with respect to the Transactions, with any parties conducted heretofore. Each Stockholder will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action. Each Stockholder shall use its best efforts to cause its Representatives not to take any such action, each Stockholder shall promptly notify Purchaser if any such inquiries or proposals are made regarding a Competing Transaction, and each Stockholder shall promptly inform Purchaser as to the material details of any such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Purchaser a copy of such inquiry or proposal. Each Stockholder shall keep Purchaser informed, on a current basis, of the details of any such inquiries and the status and terms of any such proposals. Anything in this Section 5.1 to the contrary notwithstanding, nothing in this Section 5.1 shall limit in any way a Stockholder who is a director of the Company from exercising any of his rights or performing any of his duties as a director of the Company.

     SECTION 5.2  Restriction on Transfer.  Until and unless this Agreement has
                  -----------------------
been terminated, each Stockholder shall not except as expressly provided for in this Agreement (a) sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any its Shares, or any interest therein, (b) deposit its Shares into a voting trust or enter into voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any agreement, arrangement, understanding, or undertaking to do any of the foregoing. Until and unless this Agreement has been terminated, the Share Certificates shall remain in the sole custody and possession of Depositary except for any delivery of possession contemplated by Article I or Article III hereof.

     SECTION 5.3  Further Assurances.  Each Stockholder agrees to use its
                  ------------------
reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement, such Stockholder shall use its reasonable best efforts to take, or cause to be taken, all such action as promptly as practicable.

                                   ARTICLE VI

                                    SURVIVAL

     SECTION 6.1  Survival.  All provisions of this Agreement shall survive any
                  --------
termination of the Merger Agreement and shall remain in full force and effect, except as otherwise provided in Sections 1.5 or 6.2.

     SECTION 6.2  Effect of Termination.  In the event that any part of this
                  ---------------------
Agreement shall terminate pursuant to this Article VI, such part of this Agreement shall thereafter be void and the parties hereto shall have no further rights or obligations with respect thereto, except as a result of any prior breach thereof.

                                  ARTICLE VII

                                  DEFINITIONS

     SECTION 7.1  Definitions.  For the purpose of this Agreement:
                  -----------

          (a) "beneficially own" or "beneficial ownership" with respect to any
               ----------------      --------------------
securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, subject to any fiduciary duty in the case of securities not held of record.

          (b) "person" shall mean any individual, corporation, partnership,
               ------
limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization or other entity.

          (c) "Encumbrance" means any pledge, security interest, lien, claim,
               -----------
encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, stockholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent and seek appraisal, receipt of income or other exercise of any attribute of ownership.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 8.1  Severability.  If any term or other provision of this
                  ------------
Agreement is or is deemed to be invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 8.2  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
understanding between Purchaser, Merger Sub and each Stockholder with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between Purchaser, Merger Sub and each Stockholder with respect to the subject matter hereof and thereof.

     SECTION 8.3  Counterparts.  This Agreement may be executed and delivered
                  ------------
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     SECTION 8.4  Mutual Drafting.  Each party hereto has participated in the
                  ---------------
drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

     SECTION 8.5  Assignment.  This Agreement shall not be assigned by operation
                  ----------
of law or otherwise without the prior written consent of the other parties hereto, provided that Purchaser may assign its rights hereunder to any direct or indirect wholly owned subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 8.6  Amendments.  This Agreement may not be amended, supplemented,
                  ----------
waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     SECTION 8.7  Notices.  All notices, requests, claims, demands and other
                  -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person, facsimile transmission, registered or certified mail (postage prepaid, return receipt requested), or courier service providing proof of delivery to the respective parties at the following addresses (or to such other address for a party as shall be specified in a notice given in accordance with this Section 8.7).

          If to Purchaser or Merger Sub:

               Gateway 2000, Inc.
               610 Gateway Drive
               North Sioux City, South Dakota  57049
                 Attention: William M. Elliott, Esq.
                 Facsimile No.: (605) 232-2612

          with copies to:

               Kaye, Scholer, Fierman, Hays & Handler, LLP
               1999 Avenue of the Stars
               Suite 1600
               Los Angeles, California 90067
                 Attention: Barry L. Dastin, Esq.
                 Fax: (310) 788-1200

          If to any Stockholder:

               To the address of such Stockholder
                    on the books and records of the Company
          with copies to:

               Brobeck, Phleger & Harrison LLP
               4675 MacArthur Court, Suite 1000
               Newport Beach, California  92600-1846
                 Attention: Bruce R. Hallett, Esq.
                 Facsimile No.: (714) 752-7522

                         and

               Brobeck, Phleger & Harrison LLP
               Spear Street Tower
               One Market
               San Francisco, California  94105
                 Attention: Steve L. Camahort, Esq.
                 Facsimile No.: (415) 442-1010

     SECTION 8.8  No Third Party Beneficiaries.  This Agreement is not intended
                  ----------------------------
to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

     SECTION 8.9  Specific Performance.  Each of the parties hereto acknowledges
                  --------------------
that a breach by it of any agreement contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 8.1  Remedies Cumulative.  All rights, powers and remedies provided
                  -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

     SECTION 8.1  No Waiver.  The failure of any party hereto to exercise any
                  ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 8.1  Governing Law.
                  -------------

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

          (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to
                              ----- --- ----------
venue therein); provided, however, that such consent to jurisdiction is solely
                --------  -------
for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

     SECTION 8.1  Waiver of Jury Trial.  EACH OF PURCHASER, MERGER SUB AND EACH
                  --------------------
STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PURCHASER, MERGER SUB OR ANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     SECTION 8.1  Headings.  The descriptive headings contained in this
                  --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, Purchaser, Merger Sub and each Stockholder have caused this Agreement to be duly executed as of the date first above written.

                                    GATEWAY 2000, INC.


                                    By: /s/ William M. Elliott
                                        ------------------------------
                                          Name:  William M. Elliott
                                          Title: Senior Vice President,
                                                 General Counsel and
                                                 Corporate Secretary

                                    DEUCE ACQUISITION CORPORATION


                                    By: /s/ Stephen P. Johns
                                        ------------------------------
                                          Name:  Stephen P. Johns
                                          Title: President


                                    WEARNES TECHNOLOGY
                                         (PRIVATE) LIMITED


                                    By: /s/ Chun Win Wong
                                        ------------------------------
                                          Name:  Chun Win Wong
                                          Title: Chairman of the Board

                                     /s/ Eugene Lu
                                     ---------------------------------
                                     EUGENE LU

                                     /s/ Chun Win Wong
                                     ---------------------------------
                                     CHUN WIN WONG

                                     /s/ Philip A. Harding
                                     ---------------------------------
                                     PHILIP A. HARDING

                                   EXHIBIT A


                              List of Stockholders


                   Number of Shares of
                 Advanced Logic Research,
                 Inc. Common Stock Owned                 Share
Name of              Beneficially and      Vested     Certificate
Stockholder             of Record          Options      Numbers
-----------      -----------------------   -------    -----------

Wearnes                 4,780,549              -0-
Technology
(Private) Limited

Eugene Lu                 410,000           45,316

Chun Win Wong              30,000           17,500

Philip A. Harding          25,704           17,500